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EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-21775) of our report dated February 7, 1997 on our audits of the financial statements of ModaCAD, Inc. as of December 31, 1996 and for each of the two years in the period ended December 31, 1996, which is included in this Annual Report on Form 10-KSB.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
March 27, 1997